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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF ALLOY ONLINE INC.

                                 EXHIBIT 21.1
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                                 SUBSIDIARIES


1. 17th Street Productions Acquisition Corp.

2. 17th Street Productions, Inc.

3. Alloy Entertainment, Inc.

4. Phase Three Holdings, Inc.

5. Phase Three, Inc.

6. Triple Dot Communications, Inc.

7. Strength Publishing, Inc.

8. Private Colleges and Universities, Inc.